FINAL

FORMATION AND CONTRIBUTION AGREEMENT

by and among

SE2QUEL PARTNERS LLC,

TEGAL CORPORATION

and

SEQUEL POWER LLC

FORMATION AND CONTRIBUTION AGREEMENT

This Formation and Contribution Agreement (collectively with all schedules and exhibits hereto, this “Agreement”), dated as of January 14, 2011, is made and entered into by and among se2quel Partners LLC, a California limited liability company (“se2quel LLC”), Tegal Corporation, a Delaware corporation (“Tegal”), and sequel Power LLC, a newly formed Delaware limited liability company (the “Company”). se2quel LLC, Tegal and the Company are sometimes collectively referred to herein as the “Parties.”

RECITALS:

WHEREAS, se2quel LLC has heretofore engaged in the business of promoting solar power plant development projects worldwide;

WHEREAS, Tegal designs, manufactures, markets and services best-of-breed Deep Reactive Ion Etching (DRIE) systems for the fabrication of advanced microelectromechanical systems (MEMS), power integrated circuits (ICs) and optoelectronic devices;

WHEREAS, the Parties have concluded that the endeavors of se2quel LLC and the related business property should be consolidated in a new Delaware limited liability company to be capitalized in accordance with the provisions of this Agreement; and

WHEREAS, in connection with the transactions contemplated by this Agreement, the Parties will enter into certain additional agreements as described herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1           Defined Terms.  As used in this Agreement:

“Action” means any action, claim, suit, litigation, proceeding (including, without limitation, any in front of the U.S. Patent and Trademark Office), hearing, labor dispute, arbitral action, governmental audit, inquiry, criminal prosecution, investigation, or unfair labor practice charge or complaint.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.  “Control”, when used with respect to any Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Ancillary Agreements” mean the LLC Agreement, the Warrants, the Tegal Services Agreement, the Escrow Agreement, the Bill of Contribution, Transfer and Assignment, the Assumption Document and the other agreements and documents required hereunder to convey the se2quel LLC Assets to the Company.

“Assets” mean all right, title and interest in and to the properties, assets and rights of any kind, whether tangible or intangible, real or personal, including all of the right, title and interest in the following:

(a)           all Contract Rights;

(b)           all Books and Records;

(c)           all Proprietary Rights;

(d)           all Permits; and

(e)           all goodwill related to the Business, as conducted prior to the Closing.

“Books and Records” means, with respect to any Person, (a) all records and lists pertaining primarily to the Assets or the business of such Person (including records and lists of customers, distributors, suppliers or), (b) all product, business and marketing plans, sales and promotional literature and artwork pertaining primarily to, or necessary for the operation of, the Assets or the business of such Person, (c) all books, ledgers, financial data, files, reports, product and design manuals, plans, drawings, technical manuals and operating records of every kind relating primarily to, or necessary for the operation of, the Assets or the business of such Person and (d) telephone and fax numbers used in the business of such Person, in each case whether maintained as hard copy or stored in computer memory.

“Business” means all activities proposed to be conducted by the Company after the Closing Date primarily associated with the promotion of solar power plant development projects worldwide and the development of self-sustaining businesses from such projects, including but not limited to activities relating to and supporting developing, building and operating solar photovoltaic fabrication facilities and solar farms and the consideration of other non-photovoltaic renewable energy projects.

“Closing Date” means the actual date that the Closing shall occur, which shall be the date of this Agreement or such other date as the Parties shall mutually agree upon.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contract Rights” mean all rights and obligations under the Contracts.

“Contracts” means those agreements, contracts, leases, purchase orders, undertakings, covenants not to compete, employment agreements, confidentiality agreements, licenses, instruments, obligations and commitments required to be set forth in Section 4.8 of the se2quel LLC Disclosure Schedule.

“Court Order” means any judgment, decision, consent decree, injunction (whether preliminary, temporary or final), ruling or order of any United States federal, state or local or foreign court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

“Default” means (a) a breach of or default under any Contract, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract or result in a modification of the terms thereof.

“Designated Employees” means those individuals required to be set forth in Section 4.12 of the se2quel LLC Disclosure Schedule.

“Escrow Agreement” means the Escrow Agreement, dated as of the date of this Agreement, among the Company, se2quel LLC, Tegal and Wells Fargo Bank, National Association, as Escrow Agent in the form attached hereto as Exhibit A.

 “Encumbrance” means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other similar right, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

“LLC Agreement” means the Restated LLC Agreement of the Company dated as of the date of this Agreement.

“Liabilities” mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown.

“Material Adverse Effect” or “Material Adverse Change” means any effect, circumstance or change which has, or is reasonably likely to have, a material adverse effect on the condition (financial or other), business, results of operations, prospects, assets, liabilities or operations of the Business.

“Nonvoting Units” shall have the meaning set forth in the LLC Agreement.

“Permits” mean, with respect to any Person, all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, necessary for the conduct or operation of the business or ownership of the Assets of such Person.

“Person” shall mean any natural person, partnership, trust, estate, association, limited liability company, corporation, Gesellschaft mit beschränkter Haftung, custodian, nominee, governmental instrumentality or agency, body politic or any other entity in its own or any representative capacity.

“Proprietary Rights” mean any or all of, and all rights in, arising out of, or associated with, the following: (a) U.S. and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, (b) U.S. and foreign trademarks, service marks, trade dress, logos, trade names and corporate names and the goodwill associated therewith and registrations and applications for registration thereof, (c) U.S. and foreign copyrights and registrations and applications for registration thereof, (d) U.S. and foreign mask work rights and registrations and applications for registration thereof, (e) trade secrets, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, technical data, works of authorship and confidential business information (including financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information), (f) all computer software, including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names; (g) all databases and data collections and all rights therein throughout the world; (h) any similar, corresponding or equivalent rights to any of the foregoing, (i) licenses granting any rights with respect to any of the foregoing and (j) all drawings, designs, renderings, specifications and other documentation embodying or related to any of the foregoing.

“Regulations” mean any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any United States federal, state or local or foreign government and any other governmental department or agency, including, without limitation, environmental laws, energy, public utility, zoning, building and health codes, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

“Representative” means any officer, director, partner, member, principal, attorney, agent, accountant, investment banker, employee or other representative.

“se2quel LLC Assets” means all Assets of se2quel LLC and its Affiliates used primarily in, or necessary to the operation of, the Business including, without limitation, the Assets set forth in Exhibit B.

“se2quel LLC Disclosure Schedule” means a schedule delivered by se2quel LLC which sets forth the exceptions to the representations and warranties contained in Article IV and certain other information called for by this Agreement attached to this Agreement as Exhibit C.

“Securities Act” means the Securities Act of 1933, as amended.

 “Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

“Taxes” mean any and all taxes, charges, fees, levies or other assessments, including without limitation, those imposed with respect to income, gross receipts, real, personal or intangible property, sales, value-added, withholding, employment, social security, retirement, unemployment, occupation, use, payroll, franchise and transfer, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign, including any federal, state, county, local or foreign government or any subdivision or taxing agency thereof (including a U.S. possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

“Tegal Common Stock” means the common stock, par value $0.01 per share, of Tegal.

“Tegal Disclosure Schedule” means a schedule delivered by Tegal which sets forth the exceptions to the representations and warranties contained in Article VI and certain other information called for by this Agreement attached to this Agreement as Exhibit D.

“Tegal SEC Reports” means the quarterly, annual and other filings made by Tegal with the United States Securities Exchange Commission (“SEC”) and available on the SEC’s EDGAR database.

“Tegal Services Agreement” means the Services Agreement, dated as of the date of this Agreement, between the Company and Tegal in the form attached hereto as Exhibit E.

“Voting Units” shall have the meaning set forth in the LLC Agreement.

“Units” shall have the meaning set forth in the LLC Agreement.

“Warrant” means a warrant to purchase shares of Tegal Common Stock in the form attached hereto as Exhibit F.

1.2           Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Term	Section

Agreement	Preamble
Assumed Liabilities	2.2
Assumption Document	3.2(a)(iii)
Bill of Contribution, Transfer and Assignment	3.2(a)(ii)
Closing	3.1
Company	Preamble
Confidential Information	13.12(b)
Damages	12.3(a)
Parties	Preamble
se2quel LLC	Preamble
se2quel LLC Proprietary Rights	4.16
se2quel LLC Securities	4.4(a)
Tegal	Preamble
Tegal Securities	5.4(a)

ARTICLE II

CONTRIBUTION OF ASSETS; CAPITALIZATION OF THE COMPANY

2.1           Contribution of Assets. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, se2quel LLC will contribute, and effective as of the Closing, shall contribute, assign, convey, transfer and grant, to the Company, the se2quel LLC Assets free and clear of all Encumbrances, in exchange for the assumption of certain liabilities by the Company as provided in Section 2.2 and certain Units of the Company as provided in Section 2.3.  Upon the terms and subject to the conditions contained in this Agreement, at the Closing, Tegal will contribute $2,000,000 in cash to the Company for working capital purposes in exchange for certain Units of the Company as provided in Section 2.3.

2.2           Assumption of Liabilities. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, the Company shall assume the following, and only the following, Liabilities of se2quel LLC (the “Assumed Liabilities”):

(a)           All Liabilities accruing, arising out of, or relating to events or occurrences happening after the Closing under the Contracts (but not including any Liability under any such Contract accruing, arising out of, or relating to events or occurrences happening, at or prior to the Closing);

(b)           All Liabilities accruing, arising out of, or relating to events or occurrences happening after the Closing with respect to the Business (but not including any Liability with respect to the se2quel LLC Assets accruing, arising out of, or relating to events or occurrences happening, at or prior to the Closing); and

(c)           All employment obligations identified in Section 8.6(a).

The Company will not assume or have any responsibility with respect to any other obligation or Liability of se2quel LLC or Tegal, including, without limitation, any indebtedness for borrowed money, any guaranty obligations, any professional fees and expenses related to the transactions contemplated by this Agreement, and any brokerage or investment banking fees.

2.3           Units. Upon the terms and subject to the conditions contained in this Agreement, at the Closing the Company shall issue:

(a)           to se2quel LLC, (i) 25,000 Voting Units and (ii) 49,990 Nonvoting Units; and

(b)           to Tegal, 25,010 Voting Units.

Upon the issuance of such Units, the holders thereof shall be entitled to the rights, privileges and preferences set forth in the LLC Agreement. At Closing, the capitalization of the Company shall be as set forth in Schedule A to the LLC Agreement.

2.4           Closing Costs; Transfer Taxes and Fees; Pro-ration.  se2quel LLC shall be responsible for (i) any documentary and transfer taxes and any sales, use or other taxes (including withholding taxes) imposed by reason of the transfers of the se2quel LLC Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto, and (ii) the fees and costs of recording or filing all applicable conveyancing instruments described in Section 3.2. Except as expressly provided herein to the contrary, the Parties shall otherwise bear their own expenses as specified in Section 13.7. No filing regarding documentary, transfer, sales, use or other taxes imposed by reason of transfer of se2quel LLC Assets shall be made by the Company or any other Party without the prior review of the other Parties. The Company, on the one hand, and each of the Parties, on the other, shall negotiate in good faith to mutually agree on the basis of any allocations of basis or deemed purchase price required to arrive at any valuations upon which such taxes are based.

ARTICLE III

CLOSING

3.1           Closing.  The Closing of the transactions contemplated herein (the “Closing”) shall be held at 10:00 a.m. on the Closing Date at the offices of Goodwin Procter LLP located at 135 Commonwealth Drive, Menlo Park, CA 94025.

3.2           Conveyances at Closing.

(a)           se2quel LLC Deliveries.  To effect the contribution of the se2quel LLC Assets referred to in Section 2.1, se2quel LLC will, at the Closing, execute and deliver to the ther Parties:

(i)           the LLC Agreement;

(ii)          a bill of contribution, transfer and assignment, substantially in the form attached as Exhibit G (“Bill of Contribution, Transfer and Assignment”), conveying the se2quel LLC Assets;

(iii)         an assumption document, substantially in the form attached as Exhibit H, evidencing the Company’s assumption, pursuant to Section 2.2 of the Assumed Liabilities of se2quel LLC (the “Assumption Document”):

(iv)         subject to Section 11.1, copies of all third party consents required for the valid contribution and transfer of the se2quel LLC Assets as contemplated by this Agreement;

(v)          the Escrow Agreement; and

(vi)         such other instruments as shall be reasonably required to vest in the Company title in and to the se2quel LLC Assets contributed and transferred to the Company in accordance with the provisions hereof.

(b)           Tegal Deliveries.  At the Closing, Tegal will execute and deliver to the other Parties:

(i)           the LLC Agreement;

(ii)          the Escrow Agreement; and

(iii)         the Tegal Services Agreement.

In addition, at the Closing, Tegal will deliver (x) to the Company $2,000,000 in cash and (y) to each of se2quel LLC and se2quel Management GmbH a Warrant.

(c)           The Company Deliveries.  At the Closing, the Company shall execute and deliver to the other Parties:

(i)           the LLC Agreement;

(ii)          the Escrow Agreement;

(iii)         the Tegal Services Agreement;

(iv)        counterpart Assumption Document as described above;

(v)         counterpart Bill of Contribution, Transfer and Assignment as described above; and

(vi)        such other instruments as shall be reasonably required by this Agreement.

(d)           Form of Instruments.  To the extent that a form of any document to be delivered hereunder is not attached as an exhibit, such documents shall be in form and substance, and shall be executed and delivered in a manner, mutually satisfactory to the Parties.

(e)           Affiliated Parties.  To the extent a counterparty of any agreement required by this Agreement is an Affiliate of any party hereto, such party shall use its reasonable best efforts to cause its Affiliate to make the deliveries required by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SE2QUEL LLC

se2quel LLC hereby represents and warrants to the Company and Tegal as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct, except as set forth in the se2quel LLC Disclosure Schedule:

4.1           Organization of se2quel LLC.  se2quel LLC is a California limited liability company duly organized, validly existing and in good standing under the laws of California and has full power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. se2quel LLC is duly qualified to do business as a foreign company and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

4.2           Authorization.  se2quel LLC has all requisite power and authority, and has taken all action necessary, to execute and deliver this Agreement and the Ancillary Agreements to which se2quel LLC is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party by se2quel LLC and the consummation by se2quel LLC of the transactions contemplated hereby and thereby have been duly approved in accordance with its charter documents. No other proceedings on the part of se2quel LLC are necessary to authorize this Agreement and the Ancillary Agreements to which se2quel LLC is a party and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by se2quel LLC and is, and upon execution and delivery of the Ancillary Agreements to which se2quel LLC is a party each will be, legal, valid and binding obligations of se2quel LLC enforceable against se2quel LLC in accordance with its terms, as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

4.3           No Conflict or Violation; Consents.  None of the execution, delivery or performance of this Agreement or any Ancillary Agreement to which se2quel LLC is a party, the consummation of the transactions contemplated hereby or thereby, nor compliance by se2quel LLC with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the charter documents of se2quel LLC, (b) violate, conflict with, result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate or modify under, or require a notice under, or result in the creation of any Encumbrance upon any of the se2quel LLC Assets under, any contract, lease, sublease, license, sublicense, franchise, patent, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which se2quel LLC is a party or by which it is bound or to which any of its assets are subject, (c) violate any Regulation or Court Order or (d) impose any Encumbrance on any se2quel LLC Assets or the Business.  No notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any Persons (including any United States federal, state or local or foreign governmental or administrative authorities) are necessary to be made or obtained by se2quel LLC in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement to which se2quel LLC is a party.

4.4           Securities Law Matters.

(a)           se2quel LLC represents that it has satisfied itself as to the full observance of all applicable laws in connection with the acquisition of Units, the Warrant and the Tegal Common Stock issuable upon exercise of the Warrant by it in accordance with this Agreement (collectively, the “se2quel LLC Securities”), including (i) the legal requirements for the purchase thereof, (ii) any governmental or other consents that may need to be obtained and (iii) the income tax and other tax consequences, if any, that may be relevant to the purchase thereof.

(b)           se2quel LLC is acquiring the se2quel LLC Securities for investment for its own account and not with a view to, or for resale in connection with, the distribution thereof in contravention of any legal requirement.

(c)           se2quel LLC’s knowledge and experience in financial and business matters, are such that it is capable of evaluating the merits and risks of its acquisition of the se2quel LLC Securities. se2quel LLC is a sophisticated Person and is relying upon its due diligence investigation.

(d)           se2quel LLC’s financial condition is such that it can afford to bear the economic risk of holding the se2quel LLC Securities for an indefinite period of time and has adequate means for providing for its current needs and contingencies and to suffer a complete loss of its investment in the se2quel LLC Securities.

(e)           se2quel LLC is an “accredited investor” as defined in Rule 501 under the Securities Act.

(f)           se2quel LLC has been advised that (i) the se2quel LLC Securities have not been registered under the Securities Act, (ii) the se2quel LLC Securities may need to be held indefinitely, and se2quel LLC must continue to bear the economic risk of the investment in the se2quel LLC Securities unless they are subsequently registered  under the Securities Act or an exemption from such registration is available, (iii) there is no a public market for the se2quel LLC Securities and no assurance can be provided that such a market will develop, (iv) when and if the se2quel LLC Securities may be disposed of without registration in reliance on Rule 144 promulgated under the Securities Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule and (v) if the Rule 144 exemption is not available, public sale without registration will require compliance with an exemption under the Securities Act.

4.5           Absence of Certain Changes or Events.  Since January 1, 2010, there has not been any:

(a)           Material Adverse Change with respect to any se2quel LLC Assets;

(b)           contribution, sale, assignment or transfer of any se2quel LLC Asset;

(c)           destruction, damage to, or loss of any se2quel LLC Asset (whether or not covered by insurance) that materially and adversely affects such se2quel LLC Asset; or

(d)           agreement by se2quel LLC to do, or that would result in, any of the things described in the preceding clauses (a) through (c) other than as expressly provided for in this Agreement.

4.6           Assets.  se2quel LLC has, and will contribute and transfer to the Company, good and marketable title to the se2quel LLC Assets and upon the consummation of the transactions contemplated hereby, the Company will acquire good and marketable title to all of the se2quel LLC Assets, free and clear of any Encumbrances. No other Person has any interest in the se2quel LLC Assets. The se2quel LLC Assets include all property, rights and assets necessary for, and primarily used in, the normal conduct of the Business.  All tangible assets and properties which are part of the se2quel LLC Assets are in good operating condition and repair.

4.7           Undisclosed Liabilities.  There are no Liabilities relating to the se2quel LLC Assets that have not been disclosed to the Company in the se2quel LLC Disclosure Schedule.

4.8           Contracts and Commitments.  se2quel LLC has delivered to the Company and Tegal true, correct and complete copies of all of the Contracts included in the se2quel LLC Assets, including all amendments and supplements thereto.  Each such Contract has either been validly assigned to the Company or the Company has been granted a sublicense of sufficient scope under such Contract to operate the Business following the Closing.  All of such Contracts are valid, binding and enforceable in accordance with their terms, as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally. To se2quel LLC’s knowledge, no existing or threatened Default or dispute exists with respect to any such Contract. se2quel LLC has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its obligations under each of such Contracts to be performed prior to the Closing Date. To se2quel LLC’s knowledge, all parties to such Contracts have complied with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to se2quel LLC.  se2quel LLC has no reason to believe that the products and services called for by any unfinished Contract cannot be supplied in accordance with the terms of such Contract, including time specifications. No consent of any third party is required for the assignment of any such Contract to the Company.

4.9           Permits.  se2quel LLC possesses all Permits required under any Regulation in its operation of the Business or ownership of the se2quel LLC Assets prior to the Closing, free and clear of all Encumbrances. se2quel LLC is not in Default, nor has se2quel LLC received any notice of any claim of Default, with respect to any such Permit.  All such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and will not be adversely affected by the completion of the transactions contemplated by this Agreement or the Ancillary Agreements.

4.10         Books and Records.  se2quel LLC has made and kept (and given and will continue to give the Company access to) Books and Records and accounts, which, in reasonable detail, accurately reflect in all material respects the activities of se2quel LLC in connection with the se2quel LLC Assets and the Business.

4.11         Litigation.  There are no Actions pending, threatened or anticipated against, related to or affecting the Business or the se2quel LLC Assets or seeking to delay, limit or enjoin the transactions contemplated by this Agreement or any Ancillary Agreement. se2quel LLC is not in Default with respect to or subject to any Court Order, and there are no unsatisfied judgments against se2quel LLC with respect to the Business or the se2quel LLC Assets.

4.12         Labor Matters.  Section 4.12 of the se2quel LLC Disclosure Schedule sets forth the names of all present employees of se2quel LLC who will become employees of the Company and their current salary or hourly wages and other compensation from se2quel LLC and all material terms, conditions and other requirements related to the employment or retention of each such person, whether written or oral, including, without limitation, any and all obligations of se2quel LLC with respect to compensation, benefits, term of employment, compensation upon termination, geographical limitations on place of employment and employment policies of general or specific application.

4.13         Compliance with Law.  se2quel LLC has conducted the Business in compliance with all applicable Regulations and Court Orders. se2quel LLC has not received any notice to the effect that, or has otherwise been advised that, it is not in compliance with any such Regulations or Court Orders.

4.14         No Brokers.  Except for GrowthPoint Technology Partners, neither se2quel LLC nor any of its Affiliates, representatives or employees has employed or made any agreement with any broker, finder or similar agent or any Person in connection with the transactions contemplated hereby.

4.15         No Other Agreements to Contribute, Transfer or Sell the Se2quel LLC Assets.   Neither se2quel LLC nor any of its Affiliates, representatives or employees has any commitment or legal obligation, absolute or contingent, to any other Person other than the Company to contribute, sell, assign, transfer or effect a sale of any of the se2quel LLC Assets.  se2quel LLC is under no commitment or legal obligation to contribute, sell, assign, transfer or effect a sale or other disposition of any of the se2quel LLC Securities to be received by it pursuant to Section 2.3 of this Agreement to any other Person.

4.16         Proprietary Rights.

(a)           General.  Section 4.16 of the se2quel LLC Disclosure Schedule lists all Proprietary Rights included in the se2quel LLC Assets (the “se2quel LLC Proprietary Rights”).  True and correct copies of all registrations, issued patents, pending applications, file histories, invention disclosures, prototypes, drawings and other documentation and tangible embodiments of works of authorship pertaining to or embodying the se2quel LLC Proprietary Rights have been delivered to the Company and Tegal.

(b)           Adequacy.  The se2quel LLC Proprietary Rights constitute (i) all those Proprietary Rights used primarily in connection with the Business and (ii) all those Proprietary Rights necessary for the normal conduct of the Business.

(c)           Royalties and Licenses;  Non-Infringement. There exists no contractual obligation to compensate any Person for the use of any se2quel LLC Proprietary Rights nor has there been granted to any Person any license, option or other rights to use in any manner any of such Proprietary Rights, whether requiring the payment of royalties or not. There exists no contractual obligation, including any covenant not to compete or exclusive license, that would restrict the Company’s operation of the Business. To the knowledge of se2quel LLC, the contemplated conduct of the Business from and after the Closing (including, without limitation, exploitation of the se2quel LLC Assets by the Company as presently contemplated) will not infringe, the Proprietary Rights of any third party.

(d)           Ownership.  se2quel LLC owns or has a valid right to use the se2quel LLC Proprietary Rights and to contribute, transfer or license, as the case may be, such Proprietary Rights to the Company at the Closing, and such Proprietary Rights will not cease to be valid rights of se2quel LLC (or upon the Closing, of the Company) by reason of the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

(e)           Absence of Claims.  se2quel LLC has not received any notice of (A) alleged invalidity with respect to any se2quel LLC Proprietary Rights or (B) alleged infringement of any rights of others due to any activity by se2quel LLC. To se2quel LLC’s knowledge, se2quel LLC’s use, and the Company’s use after the Closing in the conduct of the Business as currently contemplated, of the se2quel LLC Proprietary Rights do not and will not infringe upon or otherwise violate the valid rights of any third party anywhere in the world. No Person (i) has notified se2quel LLC that it is claiming any ownership of or right to use any se2quel LLC Proprietary Rights or (ii) to se2quel LLC’s knowledge, is infringing upon any such Proprietary Rights in any way.

(f)           Protection of Proprietary Rights.  se2quel LLC has taken commercially reasonable and prudent steps to protect the se2quel LLC Proprietary Rights from infringement by any other Person. All of the pending applications for the se2quel LLC Proprietary Rights have been duly filed. se2quel LLC has taken commercially reasonable steps necessary or appropriate to safeguard and maintain the secrecy and confidentiality of, and the proprietary rights in, all se2quel LLC Proprietary Rights. Upon Closing, the Company will succeed to all of se2quel LLC’s right, title and interest in the se2quel LLC Proprietary Rights.

4.17         Material Misstatements or Omissions.  No representations or warranties by se2quel LLC in this Agreement, nor any Ancillary Agreement, document, written information, exhibit, statement, certificate or schedule heretofore or hereinafter furnished by se2quel LLC or any of its Representatives to Tegal or any of its Representatives pursuant hereto, or in connection with the transactions contemplated hereby or by the Ancillary Agreements, including the se2quel LLC Disclosure Schedule, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF TEGAL

Tegal hereby represents and warrants to se2quel LLC and the Company as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct, except as set forth in the Tegal Disclosure Schedule or the Tegal SEC Reports:

5.1           Organization of Tegal.  Tegal is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. Tegal is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

5.2           Authorization.  Tegal has all requisite power and authority, and has taken all action necessary, to execute and deliver this Agreement and the Ancillary Agreements to which Tegal is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements to which Tegal is a party by Tegal and the consummation by Tegal of the transactions contemplated hereby and thereby have been duly approved in accordance with its certificate of incorporation and bylaws. No other proceedings on the part of Tegal are necessary to authorize this Agreement and the Ancillary Agreements to which Tegal is a party and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Tegal and is, and upon execution and delivery of the Ancillary Agreements to which Tegal is a party each will be, legal, valid and binding obligations of Tegal enforceable against Tegal in accordance with its terms, as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

5.3           No Conflict or Violation: Consents.  None of the execution, delivery or performance of this Agreement or any Ancillary Agreement to which Tegal is a party, the consummation of the transactions contemplated hereby or thereby, nor compliance by Tegal with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the certificate of incorporation or bylaws of Tegal, (b) violate, conflict with, result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate or modify under, or require a notice under, any contract, lease, sublease, license, sublicense, franchise, patent, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Tegal is a party or by which it is bound or to which any of its assets are subject, (c) violate any Regulation or Court Order or (d) impose any Encumbrance on the Business. No notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any Persons (including any United States federal, state or local or foreign governmental or administrative authorities) are necessary to be made or obtained by Tegal in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement to which Tegal is a party.

5.4           Securities Law Matters.

(a)           Tegal represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the acquisition of Units (the “Tegal Securities”), including (i) the legal requirements within its jurisdiction for the purchase thereof, (ii) any governmental or other consents that may need to be obtained and (iii) the income tax and other tax consequences, if any, that may be relevant to the purchase thereof.

(b)           Tegal is acquiring the Tegal Securities for investment for its own account and not with a view to, or for resale in connection with, the distribution thereof in contravention of any legal requirement.

(c)           Tegal’s knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its acquisition of the Tegal Securities. Tegal is a sophisticated Person and is relying upon its due diligence investigation.

(d)           Tegal’s financial condition is such that it can afford to bear the economic risk of holding the Tegal Securities for an indefinite period of time and has adequate means for providing for its current needs and contingencies and to suffer a complete loss of its investment in the Tegal Securities.

(e)           Tegal is an “accredited investor” as defined in Rule 501 under the Securities Act.

(f)           Tegal has been advised that (i) the Tegal Securities have not been registered under the Securities Act, (ii) the Tegal Securities may need to be held indefinitely, and Tegal must continue to bear the economic risk of the investment in the Tegal Securities unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) there is no a public market for the Tegal Securities and no assurance can be provided that such a market will develop, (iv) when and if the Tegal Securities may be disposed of without registration in reliance on Rule 144 promulgated under the Securities Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule and (v) if the Rule 144 exemption is not available, public sale without registration will require compliance with an exemption under the Securities Act.

5.5           Absence of Material Adverse Change Changes or Events.  Since January 1, 2010, there has not been any Material Adverse Change with respect to Tegal.

5.6           Litigation.  There are no Actions pending, threatened or anticipated against Tegal seeking to delay, limit or enjoin the transactions contemplated by this Agreement or any Ancillary Agreement. Tegal is not in Default with respect to or subject to any Court Order.

5.7           No Brokers.  Neither Tegal nor any of its officers, directors, employees or Affiliates has employed or made any agreement with any broker, finder or similar agent or any Person in connection with the transactions contemplated hereby.

5.8           Material Misstatements or Omissions. ARTICLE VI  No representations or warranties by Tegal in this Agreement, nor any Ancillary Agreement, document, written information, exhibit, statement, certificate or schedule heretofore or hereinafter furnished by Tegal or any of its Representatives to se2quel LLC, and/or the Company pursuant hereto, or in connection with the transactions contemplated hereby or by the Ancillary Agreements, including the Tegal Disclosure Schedule, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Tegal as follows, which representations and warranties will be, as of the Closing Date, true and correct:

7.1           Organization of the Company.  The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full power and authority to conduct its business as presently conducted by it and to own and lease its properties and assets. The Company is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Prior to the execution of this Agreement, the Company has not engaged in any substantive business activities.

7.2           Authorization.  The Company has all requisite power and authority, and has taken all action necessary, to execute and deliver this Agreement and the Ancillary Agreements to which the Company is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder.  The execution and delivery of this Agreement and the Ancillary Agreements to which the Company is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly approved in accordance with its operating agreement. No other proceedings on the part of the Company are necessary to authorize this Agreement and the Ancillary Agreements to which the Company is a party and the transactions contemplated hereby and thereby.  This Agreement has been duly executed and delivered by the Company and is, and upon execution and delivery the Ancillary Agreements to which the Company is a Party each will be, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

7.3           No Conflict or Violation; Consents.  None of the execution, delivery or performance of this Agreement or any Ancillary Agreement to which the Company is a party, the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the certificate of formation or operating agreement of the Company, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate or modify under, or require a notice under, or result in the creation of any Encumbrance upon any of the Company’s assets under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which the Company is a party or by which it is bound or to which any of its assets are subject or (c) violate any Regulation or Court Order. No notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any Persons (including any United States federal, state or local or foreign governmental or administrative authorities) are necessary to be made or obtained by the Company in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement to which the Company is a party.

7.4           Litigation.  There are no Actions pending, threatened or anticipated against, related to or affecting the Company seeking to delay, limit or enjoin the transactions contemplated by this Agreement or any Ancillary Agreement.

7.5           No Brokers.  Neither the Company nor any of its officers, directors, employees or Affiliates has employed or made any agreement with any broker, finder or similar agent or any in connection with the transactions contemplated hereby.

7.6           Material Misstatements or Omissions.   No representations or warranties by the Company in this Agreement, nor any Ancillary Agreement, document, written information, exhibit, statement, certificate or schedule heretofore or hereinafter furnished by the Company or any of its Representatives to Tegal or any of its Representatives pursuant hereto, or in connection with the transactions contemplated hereby or by the Ancillary Agreements, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

ARTICLE VIII

COVENANTS OF THE PARTIES

se2quel LLC, Tegal and the Company covenant with each other Party as follows:

8.1           Further Assurances.  Upon the terms and subject to the conditions contained herein, the Parties agree, in each case both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) as promptly as practicable to negotiate in good faith, document, and execute any documents, instruments or conveyances of any kind (including, without limitation, the Ancillary Agreements) which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and thereunder, and (iii) to reasonably cooperate with each other in connection with the foregoing. Without limiting the foregoing, the Parties agree to (A) obtain all necessary waivers, consents and approvals from other parties to the Contracts to be assumed by, or transferred to, the Company, (B) obtain all necessary Permits as are required to be obtained under any Regulations, (C) give all notices to, and make all registrations and filings with third parties, including submissions of information requested by governmental authorities, and (D) fulfill all conditions to this Agreement. The undertakings made in this Section 8.1 are a material element of this contract and also constitute the agreement by each Party to cause its controlled Affiliates to comply herewith.

8.2           No Solicitation.  From the date hereof through the Closing or the earlier termination of this Agreement, none of the Parties nor any of their respective Representatives shall, and each Party shall cause its Representatives not to, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any Person or group, other than the Company and its Representatives, concerning any sale of all or any portion of the se2quel LLC Assets or the Business.

8.3           Notification of Certain Matters.  From the date hereof through the Closing, each Party shall give prompt notice to all other Parties of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of such Party contained in this Agreement or in any Ancillary Agreement, exhibit or schedule to be untrue or inaccurate and (b) any failure of any Party or of any of its respective Affiliates or Representatives to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any Ancillary Agreement, exhibit or schedule; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Each Party shall promptly notify each other Party of any Default, the threat or commencement of any Action, or any development that occurs before the Closing that could reasonably be expected to result in a Material Adverse Effect.

8.4           Investigation by The Company.  From the date hereof through the Closing Date the Parties shall, and shall cause their respective officers, employees and agents to, afford the Representatives of the Company and each other Party and its Affiliates and its and their Representatives complete access at all reasonable times to the Business, the se2quel LLC Assets and Assumed Liabilities for the purpose of inspecting the same, and to the officers, employees, agents, attorneys, accountants, properties, Books and Records and Contracts of each Party pertaining thereto, and shall furnish the Company and each other Party and its Affiliates and its and their Representatives all financial, operating and other data and information (including with respect to Proprietary Rights) as such may reasonably request.

8.5           Conduct of Business by se2quel LLC.  From the date hereof through the Closing, se2quel LLC shall operate the Business, except as contemplated by this Agreement or as consented to by the other Parties in writing, in the ordinary course of business and in accordance with past practice and will not take any action inconsistent with this Agreement, the Ancillary Agreements or the consummation of the Closing.

8.6           Employee Matters.

(a)           The Company agrees to make an offer of employment to each Designated Employee on terms no less favorable than presently applicable to such Designated Employee. se2quel LLC shall terminate the employment of all Designated Employees immediately prior to the Closing and shall cooperate with and use their commercially reasonable efforts to assist the Company in its efforts to secure satisfactory employment arrangements with the Designated Employees. In the event any Designated Employee does not accept employment with the Company as provided above, se2quel LLC will be responsible for any related severance obligation or to retain the employment of such person.

(b)           Nothing contained in this Agreement shall confer upon any Designated Employee any right with respect to employment, or continuance thereof, with the Company, nor shall anything herein interfere with the right of the Company to terminate the employment of any Designated Employee at any time, with or without cause, or restrict the Company in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of any Designated Employee.

8.7           Tax Reporting Cooperation. Each Party agrees that it shall treat the transactions contemplated under Article II of this Agreement as a contribution of cash or property, as applicable, to the Company in exchange for Units under Code § 721(a) followed by an exchange of a portion of the Voting Units received by se2quel LLC for the Warrants. No Party shall take a position inconsistent with such treatment except as otherwise required to the contrary by a final determination of a relevant taxing authority.  The Parties agree that the fair market value of each Warrant is $115,000, and no Party shall take any position to the contrary.

8.8           Financial Statements. In the event that the Company concludes that it is necessary or advisable to prepare financial statements regarding the Business for any periods prior to Closing, se2quel LLC agrees to cooperate with the Company, provide it with reasonable access to appropriate financial records and personnel in a manner not disruptive to ordinary business activities and direct its independent accountants to assist the Company. Any fees and expenses of the outside independent accountants shall be paid by the Company.

ARTICLE IX

CONDITIONS TO THE OBLIGATIONS OF SE2QUEL LLC

The obligations of se2quel LLC to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived in its discretion:

9.1           Representations. Warranties and Covenants.  All representations and warranties of Tegal contained in this Agreement and the Ancillary Agreements shall be true and correct at and as of the date of this Agreement and at and as of the Closing as though made on and as of such date. Tegal shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing.

9.2           Consents; Regulatory Compliance and Approval.  All consents, approvals and waivers from governmental authorities necessary to permit se2quel LLC to contribute the se2quel LLC Assets to the Company as contemplated hereby shall have been obtained, all approvals required under any Regulations to carry out the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained and the Parties shall have complied with all Regulations applicable to the transactions contemplated hereby and thereby.

9.3           No Court Orders.  There shall not be any Regulation or Court Order that makes the transactions contemplated hereby and by the Ancillary Agreements illegal or otherwise prohibited.

9.4           Ancillary Agreements.  Tegal shall have executed and delivered to se2quel LLC this Agreement and the Ancillary Agreements to which Tegal is a party.

9.5           Other Actions.  All actions to be taken by Tegal in connection with the consummation of the transactions contemplated hereby and all certificates, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to se2quel LLC.

ARTICLE X

CONDITIONS TO THE OBLIGATIONS OF TEGAL

The obligations of Tegal to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived in its discretion:

10.1         Representations. Warranties and Covenants.  All representations and warranties of se2quel LLC and the Company contained in this Agreement and the Ancillary Agreements shall be true and correct at and as of the date of this Agreement and at and as of the Closing as though made on and as of such date. Each of se2quel LLC and the Company shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing.

10.2         Consents; Regulatory Compliance and Approval.  All consents, approvals and waivers from governmental authorities necessary to permit Tegal to perform its obligations under this Agreement shall have been obtained, all approvals required under any Regulations to carry out the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained and the Parties shall have complied with all Regulations applicable to the transactions contemplated hereby and thereby,

10.3         No Court Orders.  There shall not be any Regulation or Court Order that makes the transactions contemplated hereby and by the Ancillary Agreements illegal or otherwise prohibited.

10.4         Ancillary Agreements.  Each of se2quel LLC and the Company shall have executed and delivered to Tegal the Ancillary Agreements to which it is a party.

10.5         Other Actions.  All actions to be taken by each of se2quel LLC and the Company  in connection with the consummation of the transactions contemplated hereby and all certificates, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Tegal.

ARTICLE XI

CONSENTS TO ASSIGNMENT

11.1         Consents to Assignment.  Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, Permit or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a party thereto, would constitute a Default thereof or in any way adversely affect the rights of the Company thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so the Company would not receive all such rights, the Parties will cooperate, in all reasonable respects, to provide to the Company the benefits under any such Contract, Permit or any claim or right, including enforcement for the benefit of the Company of any and all rights of se2quel LLC against a third party thereto arising out of the Default or cancellation by such third party or otherwise.

ARTICLE XII

ACTIONS BY THE PARTIES AFTER THE CLOSING

12.1         Books and Records; Tax Matters.

(a)           Books and Records.  Each Party agrees that it will cooperate with and make available to the Company, during normal business hours, all books and records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with any tax inquiry, employee matter, audit, investigation or dispute or any other investigation or litigation or for any other appropriate administrative purpose.

(b)           Cooperation and Records Retention.  The Parties shall (i) each provide the Company with such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to Liability for Taxes, (ii) each retain and provide the Company with any records or other information that may be relevant to such return, audit or examination, proceeding or determination, and (iii) each provide the Company with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any Tax Return of the Company for any period. Without limiting the generality of the foregoing, each Party shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all Tax Returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending on or before the Closing Date and shall not destroy or otherwise dispose of any such records.

12.2         Survival of Representations.  All of the representations and warranties made by the Parties in this Agreement or in any exhibit, schedule, disclosure schedule or certificate delivered by any such Party pursuant hereto shall survive the Closing until (and claims based upon or arising out of such representations and warranties may be asserted at any time before) the one-year anniversary of the Closing, except with respect to (A) the representations and warranties set forth in Sections 4.2 and 5.2 (Authorization) and Section 4.6 (Assets), which shall survive in perpetuity. The termination of the representations and warranties provided herein shall not affect any claim made in reasonable detail prior to the expiration of the applicable survival period provided herein.

12.3         Indemnification.

(a)           By se2quel LLC.  se2quel LLC shall indemnify, save and hold harmless Tegal and its Affiliates and Representatives from and against any and all costs, losses (including diminution in value), Taxes, Liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including interest, penalties, reasonable attorneys’ fees and all amounts paid in investigation, defense or settlement of any of the foregoing, in each case after taking into account any insurance proceeds actually received by any such indemnified Person (herein, “Damages”), incurred in connection with, arising out of, resulting from or incident to:

(i)           any breach of any representation or warranty or the inaccuracy of any representation or warranty, made by se2quel LLC or the Company in this Agreement or in any Ancillary Agreement;

(ii)          any breach of any covenant or agreement made by se2quel LLC or the Company in this Agreement or in any Ancillary Agreement; and

(iii)         any Liability of se2quel LLC, other than Assumed Liabilities.

(b)          By Tegal. Tegal shall indemnify, save and hold harmless se2quel LLC and its respective Affiliates and Representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to:

(i)           any breach of any representation or warranty or the inaccuracy of any representation or warranty, made by Tegal in this Agreement or in any Ancillary Agreement;

(ii)          any breach of any covenant or agreement made by Tegal in this Agreement or in any Ancillary Agreement; and

(iii)         any Liability of Tegal.

(c)          The term “Damages” as used in this Section 12.3 is not limited to matters asserted by third parties against an indemnified Person, but includes Damages incurred or sustained by the indemnified Person in the absence of third party claims. The indemnification provisions hereof shall be in addition to any other remedy available to any indemnified Person.

(d)          Procedure for Claims between Parties.  If a claim for Damages is to be made by a Party entitled to indemnification hereunder, the Party claiming such indemnification shall give written notice to the indemnifying Person as soon as practicable after the indemnified Person becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 12.3. Any failure to submit any such notice of claim to the indemnifying Person shall not relieve the indemnifying Person of any liability hereunder, except to the extent the indemnifying Person is actually prejudiced by such failure. The indemnifying Person shall be deemed to have accepted the notice of claim and to have agreed to pay the Damages at issue if the indemnifying Person does not send a notice of disagreement to the indemnified Person within 15 days after receiving the notice of claim. In the case of a disputed claim, the Parties shall use commercially reasonable efforts to resolve the matter internally on an expeditious basis and in any event within 45 days after the notice is received by the indemnifying Person.

(e)           Defense of Third Party Claims.  If any lawsuit or enforcement action is filed against any indemnified Person, written notice thereof shall be given to the indemnifying Person as promptly as practicable (and in any event within 15 days after the service of the citation or summons). The failure of any indemnified Person to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying Person demonstrates that it was actually prejudiced by such failure. After such notice, if the indemnifying Person acknowledges in writing to the indemnified Person that the indemnifying Person shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action and demonstrates to the reasonable satisfaction of the indemnified Person the financial capacity to defend and resolve such lawsuit or action, then the indemnifying Person shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same unless the named parties to such action or proceeding include both an indemnifying Person and the indemnified Person and the indemnified Person has been advised by counsel that there may be one or more legal defenses available to such indemnified Person that are different from or additional to those available to the indemnifying Person, in which event the indemnified Person shall be entitled, at the indemnifying Person’s cost, risk and expense, to separate counsel of its own choosing, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified Person, such consent not to be unreasonably withheld. The indemnified Person shall cooperate in all reasonable respects with the indemnifying Person and its attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified Person may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The Parties shall cooperate with each other in any notifications to insurers. If the indemnifying Person fails to assume the defense of such claim within 15 days after receipt of the notice of claim, the indemnified Person against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying Person) have the right to undertake, at the indemnifying Person’s cost, risk and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying Person; provided, however, that such claim shall not be compromised or settled without the written consent of the indemnifying Person, which consent shall not be unreasonably withheld. If the indemnified Person assumes the defense of the claim, the indemnified Person will keep the indemnifying Person reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying Person shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 12.3 and for any final judgment (subject to any right of appeal), and the indemnifying Person agrees to indemnify and hold harmless an indemnified Person from and against any Damages by reason of such settlement or judgment.

(f)           Brokers and Finders.  Pursuant to the provisions of this Section 12.3, each Party shall indemnify, hold harmless and defend each other Party from the payment of any and all brokers’ and finders’ expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying Party, or may have been earned by any third party acting on behalf of the indemnifying Party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, se2quel LLC shall be solely responsible for any Liability to Growth Point Technology Partners.

(g)           Certain Limitations. No claim for Damages may be brought against any Party until the claims for Damages asserted against such Person made in accordance with this Article XV exceed $25,000 in the aggregate, in which event, however, any and all such claims for Damages may be asserted without regard to such $25,000 limitation basket.

12.4        Taxes.  Except as otherwise provided in Section 2.5, each Party shall pay, or cause to be paid, when due all Taxes with respect to the transactions contemplated hereby for which such Party is liable (including pursuant to Section 2.5). The Company and the other Parties shall prorate personal property taxes for the applicable tax period that includes the Closing Date.

ARTICLE XIII

MISCELLANEOUS

13.1       Termination.

(a)           Termination. This Agreement may be terminated at any time prior to Closing:

(i)           By mutual written consent of se2quel LLC and Tegal;

(ii)          By se2quel LLC or Tegal, in each case if the Closing shall not have occurred on or before January 31, 2011 provided the terminating Party is not then in breach of this Agreement;

(iii)         By se2quel LLC if there is a material breach of any representation or warranty or any covenant or agreement to be complied with or performed by Tegal pursuant to the terms of this Agreement, which breach is not cured within 7 days after written notice thereof is delivered to all Parties; or

(iv)         By Tegal if there is a material breach of any representation or warranty or any covenant or agreement to be complied with or performed by se2quel LLC or the Company pursuant to the terms of this Agreement, which breach is not cured within 7 days after written notice thereof is delivered to all Parties.

(b)          Consequences of Termination. In the event of termination of this Agreement, no Party hereto shall have any liability to any other Party to this Agreement, except for any willful breach of, or knowing misrepresentation made in, this Agreement occurring prior to the termination of this Agreement.

13.2        Assignment.  Prior to the Closing, neither this Agreement nor any of the rights or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, and no other Person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

13.3        Notices.  All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by confirmed telecopy; when delivery is confirmed if transmitted via electronic mail; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., FedEx); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent:

If to se2quel Partners LLC, addressed to:

se2quel Partners LLC
7901 Stoneridge Dr., #415
Pleasanton, CA 94588
e-mail: fseemann@se2quel.com
Attention:  Ferdinand Seemann

With a copy to:

SNR Denton US LLP
1530 Page Mill Road, Suite 200
Palo Alto, CA 94304
e-mail: daniel.zimmermann@snrdenton.com
Attention:  Daniel Zimmermann

If to Tegal, addressed to:

Tegal Corporation
2201 S. McDowell Blvd.
Petaluma, CA 94954
e-mail: tmika@tegal.com
Attention:  Thomas R. Mika

With a copy to:

Goodwin Procter LLP
135 Commonwealth Drive
Menlo Park, CA 94025
e-mail: wdavisson@goodwinprocter.com
Attention:  William Davisson

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

13.4        Governing Law; Consent to Exclusive Jurisdiction; Dispute Resolution.  The laws of the State of Delaware shall govern the validity of this Agreement and the construction and interpretation of its terms.  Any legal action or proceeding with respect to this Agreement shall be brought in the Court of Chancery of the State of Delaware.  By execution and delivery of this Agreement, each of the Parties accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid court.  Each of the Parties irrevocably consents to the service of process of the aforementioned court in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Party pursuant to Section 13.3.

13.5        Entire Agreement:  Amendments and Waivers. This Agreement, the Ancillary Agreements, together with all exhibits and schedules hereto and thereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties (including the Memorandum of Understanding dated December 17, 2010). This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.
13.6        Multiple Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered by telecopy transmission.

13.7        Expenses.  Except as otherwise specified in this Agreement, each Party shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and the Ancillary Agreements and to any action taken by such Party in preparation for carrying this Agreement and the Ancillary Agreements into effect; provided, however, that the Company shall reimburse each, Tegal and se2quel LLC for the reasonable fees and expenses of their respective legal counsel, incurred by such parties in connection with the negotiation and consummation of this Agreement and the Ancillary Agreements and the transactions contemplated hereby, not to exceed $75,000 for each Tegal and se2quel LLC.

13.8        Invalidity.  If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

13.9        Publicity.  No Party shall issue any press release or make any public statement regarding the transactions contemplated hereby or by the Ancillary Agreements, without prior written approval of the other Parties, other than any such disclosure which the counsel to a Party believes is legally required to be made (including, with respect to Tegal, all filings required to be made with the SEC in compliance with applicable securities laws).

13.10      Cumulative Remedies.  All rights and remedies of each Party are cumulative of each other and of every other right or remedy such Party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

13.11      Attorneys’ Fees.  If any Party brings an action to enforce its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection with such action, including any appeal of such action.

13.12      Confidential Information.

(a)           No Disclosure.  Each Party agrees that the terms and conditions, but not the existence, of this Agreement and the related agreements contemplated by this Agreement shall be treated as Confidential Information (as defined below); provided, however, either Party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of, or advisors to, a Party; (iv) in connection with the requirements of applicable securities law; (v) in confidence, to accountants, banks, and financing sources and their advisors; (vi) in connection with the enforcement of this Agreement or rights under this Agreement; or (vii) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like, of a Party.

(b)           Preservation of Confidentiality. se2quel LLC acknowledges that in connection with its historical ownership of the se2quel LLC Assets, it has had access to confidential proprietary information regarding the Business, including technical, manufacturing or marketing information, ideas, methods, developments, inventions, improvements, business plans, trade secrets, scientific or statistical data, diagrams, drawings, specifications, customer and supplier lists, know-how or other proprietary information relating thereto, together with all analyses, compilations, studies or other documents, records or data, as the case may be, or its respective Representatives which contain or otherwise reflect or are generated from such information (“Confidential Information”). The term “Confidential Information” does not include information which is or becomes generally available to the public other than as a result of a disclosure by a Party or its Representatives or becomes available to such Party on a non-confidential basis from a source other than the other Party or any of their respective Representatives. All Confidential Information shall be maintained in confidence by the Parties and not used for any purpose adverse to the interests of the Company.

13.13      Construction.  No provision of this Agreement is to be interpreted as a penalty upon, or a forfeiture by, any party to this Agreement.  The parties acknowledge that each Party, together with such Party’s legal counsel, has shared equally in the drafting and construction of this Agreement and, accordingly, no court construing this Agreement shall construe it more strictly against one Party hereto than any other.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties hereto have executed this Formation and Contribution Agreement as of the day and year first written above.

SE2QUEL PARTNERS LLC

By:	/s/ Ferdinand Seemann
Name: Ferdinand Seemann
Title: President and Chief Executive Officer

TEGAL CORPORATION

By:	/s/ Thomas R. Mika
Name: Thomas R. Mika
Title: Chairman, President and CEO

SEQUEL POWER LLC

By:	/s/ Ferdinand Seemann
Name: Ferdinand Seemann
Title: Chief Executive Officer